UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2026

Carlyle Credit Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	814-01248	81-5320146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 3.02 – Unregistered Sales of Equity Securities.
As of March 1, 2026, Carlyle Credit Solutions, Inc. (the “Company”) issued and sold 353,591 shares of the Company’s Class I common stock, par value $0.01 per share (the “Class I Common Stock”), with the final number of shares being determined on March 19, 2026 for aggregate consideration of $6.6 million. Following this issuance of the Class I Common Stock, the total number of shares of Class I Common Stock outstanding will be 97,475,345.
The issuance and sale of the Class I Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D and Regulation S thereunder.
The issuance of Class I Common Stock is being made pursuant to subscription agreements (“Subscription Agreement”) entered into by the Company and its investors. Under the terms of the Subscription Agreement, investors fund their purchase of shares of Common Stock five business days prior to the first day of the calendar month in which the subscription is to be effective (unless waived by the Company’s investment adviser). The net asset value per share applicable to the purchase of shares at a given effective date will be available generally within 20 business days after the effective date of the subscription; at that time, the number of shares based on that net asset value and the investor purchase will be determined and the shares will be issued as of the effective date of the purchase.
Item 7.01 – Regulation FD Disclosure.
On March 19, 2026, the Board of Directors declared a dividend of $0.17 per share of Class I Common Stock, which is payable on or about April 28, 2026 to holders of Class I Common Stock of record as of March 31, 2026. These dividends will be paid in cash and may then be reinvested in shares of Class I Common Stock at the election of the common stockholder pursuant to the Company’s dividend reinvestment plan. As of March 19, 2026, the Company has issued and outstanding only shares of Class I Common Stock.
Item 8.01 – Other Events.
Net Asset Value
As of February 28, 2026, the Company’s net asset value per share, determined in accordance with the Company’s valuation policy, was $18.54 for the Class I Common Stock. As of March 19, 2026, the Company’s aggregate net asset value was approximately $1.8 billion.
Status of Offering
The Company is currently privately offering unregistered shares for investment on a continuous basis (the “New Continuous Offering”). Prior to January 21, 2022, the Company offered unregistered shares in exchange for capital commitments as a finite life private BDC (the “Initial Private Offering”). The following table lists the shares issued and total consideration for both the New Continuous Offering and Initial Private Offering as of the date of this filing. The table below does not include shares sold through the Company’s distribution reinvestment plan. The Company intends to continue selling shares in the New Continuous Offering on a monthly basis.

	Common Stock Issued	Total Consideration
Initial Private Offering:
Class I Common Stock	60,238,425	$1.2	billion
New Continuous Offering:
Class I Common Stock	62,077,111	$1.2	billion
Total Offerings	122,315,536	$2.4	billion

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carlyle Credit Solutions, Inc.

By:	/s/ Joshua Lefkowitz
Name:	Joshua Lefkowitz
Title:	Secretary

Date: March 20, 2026